Exhibit 4.9.2.2

EXECUTION VERSION

AMENDMENT NO. 2 (this “Amendment”), dated as of May 19, 2009, between HERTZ VEHICLE FINANCING LLC (“HVF”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to BNY MIDWEST TRUST COMPANY, an Illinois trust company), as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”) to the Amended and Restated Series 2005-1 Supplement dated as of August 1, 2006 (as amended, modified, restated or supplemented from time to time, the “Series 2005-1 Supplement”), between HVF and the Trustee to the Second Amended and Restated Base Indenture, dated as of August 1, 2006, between HVF and the Trustee (as amended, modified, restated or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

WITNESSETH:

WHEREAS, HVF and the Trustee desire to amend the Series 2005-1 Supplement as herein set forth;

WHEREAS, Section 6.12 of the Series 2005-1 Supplement permits the Series 2005-1 Supplement to be amended in accordance with the terms of the Base Indenture;

WHEREAS, with the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding, the delivery of an Opinion of Counsel substantially in the form set as Exhibit A hereto and the consent of holders of 100% of the Series 2005-1 Notes, Sections 12.2 and 12.3 of the Base Indenture permit HVF and the Trustee to amend the Series 2005-1 Supplement in order to modify the Enhancement relating to the Series 2005-1 Supplement;

WHEREAS, pursuant to Section 6.6 of the Series 2005-1 Supplement MBIA Insurance Corporation (“MBIA”) is deemed to be the holder of 100% of the Class A Notes for purposes of consenting to an amendment of the Series 2005-1 Supplement, waiving any provision of the Base Indenture and giving direction to the Trustee pursuant to the Base Indenture;

WHEREAS, HVF and the Trustee have entered into the Amended and Restated Series 2005-2 Supplement, dated as of August 1, 2006, supplementing the Base Indenture (as amended, modified, restated or supplemented from time to time, the “Series 2005-2 Supplement”);

WHEREAS, HVF, Hertz and MBIA have entered into that certain Letter Agreement Re: Amendment No. 2, dated as of the date hereof (the “Letter Agreement”); and

WHEREAS, Section 2.03 of the Insurance Agreement requires HVF to obtain the consent of MBIA in connection with any amendment to any provision of the Series 2005-1 Supplement;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1.  Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture or, if not defined therein, in the Series 2005-1 Supplement.

2.  Amendment to the Series 2005-1 Supplement.  The following shall be added to the definition of “Non-Eligible Manufacturer Amount” immediately after the phrase “be sold under the Related Documents” in the final line thereof:

“; provided that if at any time, any of Ford, GM or Chrysler does not constitute an Eligible Manufacturer as a result of such Manufacturer ceasing to be an Eligible Program Manufacturer (each, an “Excluded Eligible Program Manufacturer”), then, for so long as each such Excluded Eligible Program Manufacturer is not an Eligible Manufacturer, each such Excluded Eligible Program Manufacturer shall be deemed to be an Eligible Manufacturer solely for purposes of determining the Non-Eligible Manufacturer Amount”.

3. Trustee Direction.  By agreeing, acknowledging and consenting to this Amendment, MBIA (as deemed holder of the Class A Notes relating to the Series 2005-1 Supplement) hereby directs the Trustee to enter into this Amendment.

4. Effectiveness.  This Amendment shall be effective upon (i) its execution and delivery by all the parties hereto, (ii) the execution and delivery of an analogous amendment with respect to the Series 2005-2 Supplement (the “Series 2005-2 Amendment”) (a copy of such Series 2005-2 Amendment to be provided to MBIA promptly upon the execution thereof) and (iii) the satisfaction or waiver of the Rating Agency Condition with respect to each Series of Notes Outstanding; provided, that if HVF fails to comply with the Advance Covenant (as defined in the Letter Agreement) on any date prior to the Covenant Termination Date (as defined in the Letter Agreement), then this Waiver Agreement shall cease to be of any further force and effect on and after the date of such failure.  Each of HVF, MBIA and the Trustee hereby agrees that the sole effect of a breach of the Advance Covenant shall be the termination of the effectiveness of the Amendment, and that no other remedy under any Related Document, at law or in equity shall be available to any party as a result of such breach.

5.  Reference to and Effect on the Series 2005-1 Supplement; Ratification.

(a) Except as specifically amended above, the Series 2005-1 Supplement and Base Indenture are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2005-1 Supplement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Series 2005-1 Supplement to “this Series Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2005-1 Supplement, and each reference in any other Related Document to “the Series 2005-1 Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2005-1 Supplement, shall mean and be a reference to the Series 2005-1 Supplement as amended hereby.

6.  Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

7.  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

8.  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

9. Third-Party Beneficiaries.   The Hertz Corporation shall be an express third-party beneficiary under this Amendment.

10. Severability.  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11.  Interpretation.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

IN WITNESS WHEREOF, HVF and the Trustee have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,

by	/s/ R. Scott Massengill [SEAL]

Name:	R. Scott Massengill
Title:	VP & Treasurer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as successor to
BNY MIDWEST TRUST COMPANY,
as Trustee,

by	/s/ John D. Ask

Name:	John D. Ask
Title:	Assistant Treasurer

AGREED, ACKNOWLEDGED AND CONSENTED:

MBIA INSURANCE CORPORATION,

by	/s/ Brian J. Cooney

Name:	Brian J. Cooney
Title:	Director